Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-06297, 333-43296, 333-56284, 333-59379, 333-62130, 333-105140, 333-106409, 333-120932 and 333-135399) of ArthroCare Corporation of our report dated February 27, 2007 relating to the financial statements and financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Austin, TX

February 27, 2007